[AETNA logo]
                                  Ex-99-B.4.28

                                   ---------------------------------------------
                                   Aetna Life Insurance and Annuity Company
                                   Home Office:  151 Farmington Avenue
                                   Hartford, Connecticut 06156
                                   (800) 525-4225

                                   You may call the toll-free number shown
                                   above if you have questions on this Contract.

                                   Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications
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Plan
    Higher Education
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Type of Plan
    Retirement Plan for Higher Education
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Contract Holder
    Specimen
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Contract No.
    Specimen
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Effective Date
    Specimen
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This Contract is Delivered in Anystate        and is Subject to the Laws of that
Jurisdiction.

THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN PARTS III AND V.

Right to Cancel
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The Contract Holder may cancel this Contract within 10 days of receiving it by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the current value of any funds allocated to the Separate Account.

Signed at the Home Office on the Effective Date.

              /s/ Thomas J. McInerney           /s/ Kirk P. Wickman
                  President                         Secretary

                     Individual Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THIS ANNUITY CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

I-CDA-98(ORP)

Specifications
--------------------------------------------------------------------------
Guaranteed           There is a guaranteed interest rate for
Interest Rate        Contribution(s) held in the Fixed Plus Account and
                     the GA Account.  (See Contract Schedule I.)

--------------------------------------------------------------------------
Deductions from      There will be deductions for mortality and expense
the Separate         risks.  There also may be deductions for
Account              administrative charges and asset based sales
                     charges.  (See 3.05 and 5.06.)

--------------------------------------------------------------------------
Deduction from       Contribution(s) are subject to a deduction for
Contribution(s)      premium taxes, if any.  (See 3.01.)

This Contract is a legal contract. This Contract and any attached document and subsequent endorsements constitutes the entire legal relationship between Aetna and the Contract Holder.

This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS, THEREFORE, IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                               Contract Schedule I
                               Accumulation Period

Separate Account
---------------------------------------------------------------------------
Separate Account:    Variable Annuity Account C

Charges to           A daily charge is deducted from any portion of the
Separate Account:    Current Value allocated to the Separate Account.
                     The daily charge is at an annual effective rate of [1.25%]
                     for Annuity mortality and expense risks, [0.15%] for asset based sales charge and a daily administrative charge which will not exceed [0.25%] on an annual basis.

                     The daily charge for the Aetna GET Fund Guarantee will be at an annual rate of [0.25%].

Fixed Plus Account                                          [Is Available]
---------------------------------------------------------------------------

Minimum Guaranteed   [3%] (effective annual rate of return).
Interest Rate:

Partial Withdrawal:  The [20%] limit applicable to partial withdrawal from the Fixed Plus Account will be waived when the withdrawal is:

                     (a) due to the Participant's death, (and made within
                         [six (6)] months of the Participant's date of death), before Annuity payments begin. This partial withdrawal may only be exercised once; or

                     (b) used to purchase Annuity benefits.


Guaranteed Accumulation Account (GA Account)                [Is Available]
---------------------------------------------------------------------------

Minimum Guaranteed   [3%] (effective annual rate of return).
Interest Rate:

                               Contract Schedule I
                          Accumulation Period (Cont'd)

Separate Account,
Fixed Plus Account
and GA Account
---------------------------------------------------------------------------
Loans:               [Are Available]

Loan Interest Rate:  [6%] on an annual basis.

Systematic           [Is Available]
Withdrawal Option
(SWO):
                     The Specified Payment may not be greater than [20%] of the
                     Individual Account's Current Value at the time of election.

                     The Specified Period may not be less than [five years].

                     The Specified Percentage may not be greater than [20%].

Estate Conservation  [Is Available]
Option (ECO):

Life Expectancy      [Is Available]
Option (LEO):

See Section 1. - DEFINITIONS for explanations.

                              Contract Schedule II
                                 Annuity Period

Separate Account
-------------------------------------------------------------------------------
Fund Transfers:      Maximum number of allowable transfers in the Annuity
                     Period is [4].

Charges to           A daily charge at an annual effective rate of
Separate Account:    [1.25%] for Annuity mortality and expense risks.
                     The administrative charge is established upon election of
                     an Annuity option. This charge will not exceed [0.25%].

Variable Annuity     If a Variable Annuity is chosen, an assumed annual net
Assumed Annual Net   return rate of [5.0%] may be elected. If [5.0%] is not
Return               elected, Aetna will use an assumed annual net Rate: return rate of [3.5%].

                     The assumed annual net return rate factor for [3.5%] per year is [0.9999058].

                     The assumed annual net return rate factor for [5.0%] per year is [0.9998663].

                     If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                     (a) [4.75%] on an annual basis plus an annual return of up to [0.25%] to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of [3.5%] is chosen;
                            or

                     (b) [6.25%] on an annual basis plus an annual return of up to [0.25%] to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of [5%] is chosen.

Annuity Option:      Under the option "Payments for a Stated Period of
                     Time":

                     For amounts invested in the GA Account or one or more of the Fund(s), the number of years must be at least [five
                     (5)] and not more than [thirty (30)] and the Annuity may be a Fixed or Variable Annuity.

                     For amounts invested in the Fixed Plus Account, the number of years must be at least [five (5)] and not more than [thirty (30)] and the Annuity must be a Fixed Annuity.

Fixed Annuity
---------------------------------------------------------------------------

Minimum Guaranteed   [3%] (effective annual rate of return).
Interest
Rate:

See Section 1. - DEFINITIONS for explanations.

                      TABLE OF CONTENTS

I.   DEFINITIONS
---------------------------------------------------------------
                                                         Page
1.01    Accumulation Period ................................  6
1.02    Adjusted Current Value .............................  6
1.03    Aetna GET Fund Offering Period .....................  6
1.04    Aetna GET Fund Guaranteed Period ...................  6
1.05    Aetna GET Fund Maturity Date .......................  6
1.06    Annuitant ..........................................  6
1.07    Annuity ............................................  6
1.08    Beneficiary ........................................  7
1.09    Code ...............................................  7
1.10    Contract Holder ....................................  7
1.11    Contribution .......................................  7
1.12    Current Value ......................................  7
1.13    Deposit Period .....................................  7
1.14    Fixed Plus Account .................................  7
1.15    Fixed Plus Account Guaranteed Interest Rate ........  7
1.16    Fixed Annuity ......................................  7
1.17    Fund(s) ............................................  7
1.18    Fund Transfer(s) ...................................  7
1.19    General Account ....................................  8
1.20    Guaranteed Accumulation Account (GA Account) .......  8
1.21    GA Account Guaranteed Interest Rate ................  8
1.22    Guaranteed Term ....................................  8
1.23    Individual Account .................................  8
1.24    Loan Account .......................................  9
1.25    Loan Effective Date ................................  9
1.26    Loan Interest Rate .................................  9
1.27    Market Value Adjustment (MVA) ......................  9
1.28    Matured Term Value .................................  9
1.29    Matured Term Value Transfer ........................  9
1.30    Maturity Date ......................................  9
1.31    Net Contribution ...................................  9
1.32    Nonunitized Separate Account ....................... 10
1.33    Participant ........................................ 10
1.34    Plan ............................................... 10

                                                            Page
1.35    Reinvestment ....................................... 10
1.36    Separate Account ................................... 10
1.37    Valuation Date ..................................... 10
1.38    Valuation Period ................................... 10
1.39    Variable Annuity ................................... 11


II. GENERAL PROVISIONS
---------------------------------------------------------------

2.01    Change of Contract ................................. 11
2.02    Change of Fund ..................................... 11
2.03    Nonparticipating Contract .......................... 11
2.04    Payments ........................................... 11
2.05    State Laws ......................................... 12
2.06    Control of Contract ................................ 12
2.07    Designation of Beneficiary ......................... 12
2.08    Misstatements and Adjustments ...................... 12
2.09    Incontestability ................................... 12
2.10    Grace Period ....................................... 13


III.    CONTRIBUTIONS, CURRENT VALUE, and WITHDRAWAL PROVISIONS
---------------------------------------------------------------

3.01    Net Contribution(s) ................................ 13
3.02    Experience Credits ................................. 13
3.03    Fund Record Units .................................. 13
3.04    Fund Record Unit Value ............................. 13
3.05    Fund Net Return Factors ............................ 13
3.06    Market Value Adjustment ............................ 14
3.07    Fund Transfer(s) ................................... 16
3.08    Aetna GET Fund Offering Period ..................... 17
3.09    Aetna GET Fund Guarantee ........................... 17
3.10    Aetna GET Fund Maturity Date ....................... 17
3.11    Loans .............................................. 17
3.12    Notice to the Participant .......................... 19
3.13    Manner and Timing of Distributions ................. 20
3.14    Withdrawal ......................................... 20
3.15    Partial Withdrawal from the Fixed Plus Account ..... 21
3.16    Payment of Fixed Plus Account Full Withdrawal ...... 21
3.17    Amount Payable at Death (Before Annuity
         Payments Start) ................................... 22
3.18    Reinstatement ...................................... 23

IV. NON-ANNUITY DISTRIBUTION OPTIONS
---------------------------------------------------------------
                                                            Page
4.01     Distribution Options .............................. 24
4.02     Estate Conservation Option ........................ 25
4.03     Life Expectancy Option ............................ 25
4.04     Systematic Withdrawal Option ...................... 26

V.       ANNUITY PROVISIONS
---------------------------------------------------------------
5.01     General Provisions ................................ 27
5.02     Annuity Options ................................... 28
5.03     Payments .......................................... 29
5.04     Investment Option ................................. 29
5.05     Fund Annuity Units ................................ 30
5.06     Fund Annuity Unit Value ........................... 30
5.07     Fund Annuity Net Return Factor .................... 31
5.08     Fund Transfers During the Annuity Period .......... 31
5.09     Death Benefit ..................................... 32

I.       DEFINITIONS
---------------------------------------------------------------------------
1.01     Accumulation     The period during which Net Contribution(s) are
         Period:          applied to an Individual Account.

1.02     Adjusted         The Current Value (See 1.12) of an Individual
         Current Value:   Account (See 1.23) plus or minus any applicable
                          aggregate GA Account Market Value Adjustment.
                          (See 3.06).

1.03     Aetna GET Fund   The period, usually from one to three months,
         Offering         during which Participants may transfer or
         Period:          deposit amounts to an Aetna GET Fund series.
         (Offering        Each Aetna GET Fund series has a specified
         Period)          Offering Period.  Amounts transferred or
                          deposited prior to the date on which the Guaranteed
                          Period begins are invested in money market
                          instruments.

                          Aetna reserves the right to state the minimum amount a Participant may transfer or deposit to each Offering
                          Period. Aetna also reserves the right to extend an Offering Period or accept Fund transfers or deposits to an Aetna GET Fund series during the series'
                          Guaranteed Period.

1.04     Aetna GET Fund   For each Aetna GET Fund series, the period for
         Guaranteed       which the Aetna GET Fund Guarantee applies.
         Period:          The Guaranteed Period ends on the Maturity Date.
         (Guaranteed
         Period)

1.05     Aetna GET Fund   The date on which a series' Guaranteed Period
         Maturity         ends and GET Fund Record Units for the series
         Date:            are liquidated.
         (Maturity Date)

1.06     Annuitant:       If an Annuity provides lifetime benefits, the person
                          whose life expectancy determines the amount and/or
                          duration of Annuity benefit payments.

1.07     Annuity:         Payment of an income under the Annuity
                          Provisions of Section V:

                          (a) For the life of one or two persons;

                          (b) For a stated period; or

                          (c) For some combination of (a) and (b).

1.08     Beneficiaries:   The person(s) named to receive any benefits
                          which remain under the Contract after the
                          Participant's death.  Participant designates a
                          Beneficiary for the Individual Account.  (See
                          2.07)

1.09     Code:            The Internal Revenue Code of 1986, as amended.

1.10     Contract         The entity or person, named on the cover of
         Holder:          this Contract, to which the Contract is
                          issued.  Contractholder may also be the
                          Participant.

1.11     Contribution:    A payment received at Aetna's Home Office and
                          allocated to this Contract. The payment must be made
                          in accordance with the Code and the terms of the Plan.

1.12     Current Value:   For an Individual Account (See 1.23), the
                          Current Value is the total of:

                          (a) The amount, if any, in the Fixed Plus Account,
                              with interest earned to date;

                          (b) The amount, if any, in the GA Account, with
                              interest earned to date; and

                          (c) The value of all Fund Record Units (See 3.03), if
                              any, as of the most recent Valuation Period.

1.13     Deposit Period:  A calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net
                          Contribution(s), Fund Transfers and Reinvestments are accepted into the GA Account for one or more
                          Guaranteed Terms.

1.14     Fixed Plus       If offered as an investment option under the
         Account:         Contract (see Contract Schedule I) the Fixed
                          Plus Account is an accumulation option with a
                          guaranteed minimum interest rate.  Aetna may
                          credit a higher rate which is not guaranteed.
                          The portion that may be withdrawn or
                          transferred in a 12 month period is restricted
                          (See 3.07, 3.15 and 3.16).

1.15     Fixed Plus       If the Fixed Plus Account is an investment option
         Account          under the Plan (see Contract Schedule I) then Aetna
         Guaranteed       will add interest at an annual rate no less than that
         Interest Rate:   shown on Contract Schedule I on any Net
                          Contribution(s) to the Fixed Plus Account. Aetna may
                          add interest at a higher rate determined by its Board
                          of Directors.

1.16     Fixed Annuity:   An Annuity with payments that do not vary in
                          amount.

1.17     Fund(s):         The open-end registered management investment
                          companies whose shares are purchased by the Separate
                          Account to fund the benefits provided by the Contract.
                          Each Aetna GET Fund series is a separate Fund.

1.18     Fund Transfers:  The movement of invested amounts among the available
                          Fund(s); the Fixed Plus Account (if available) and the
                          GA Account (if available).

1.19     General          The account holding the assets of Aetna, other
         Account:         than those assets held in Aetna's Separate
                          Account(s) and Nonunitized Separate Account(s).

1.20     Guaranteed       If offered as an investment option under the Contract
         Accumulation     (see Contract Schedule I), the Guaranteed Accumulation
         Account          Account (GA Account) is an accumulation option where
         (GA Account):    Aetna guarantees stipulated rate(s) of interest for a
                          specified period of time. All assets of Aetna,
                          including amounts in the Nonunitized Separate Account,
                          are available to meet the guarantees for the GA
                          Account.

1.21     GA Account       If the GA Account is an investment option under
         Guaranteed       the Contract (see Contract Schedule I) then
         Interest Rate:   Aetna will declare the interest rate(s)
                          applicable to a specific Guaranteed Term at the start
                          of the Deposit Period for that Guaranteed Term. The
                          rate(s) are guaranteed by Aetna for that Deposit
                          Period and the ensuing Guaranteed Term. The Guaranteed
                          Interest Rates are annual effective yields. That is,
                          interest is credited at a rate that will produce the
                          Guaranteed Interest Rate over the period of a year. No
                          Guaranteed Interest Rate will ever be less than the
                          Minimum Guaranteed Interest Rate shown on Contract
                          Schedule I.

                          For Guaranteed Terms of one year or less, one
                          Guaranteed Interest Rate is credited for the full
                          Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Interest Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different
                          Guaranteed Interest Rate(s) declared for subsequent specified time intervals throughout the Guaranteed
                          Term.

1.22     Guaranteed       The period of time for which GA Account
         Term:            Guaranteed Interest Rates are guaranteed on Net
                          Contributions, Fund Transfers and Reinvestments
                          made into a current Deposit Period for the GA
                          Account.  Such period begins on the day
                          following the close of the Deposit Period and
                          ends on the designated Maturity Date.
                          Guaranteed Terms are offered at Aetna's
                          discretion for various lengths of time ranging
                          up to and including ten years and are
                          classified as follows:

                          Short-term. Three (3) or fewer years. Amounts allocated to a short-term Term are held in the General
                          Account. Long-term. More than three (3) years, but not more than ten (10). Amounts allocated to a long-term
                          Term are held in the Nonunitized Separate Account.

                          During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Participant may allocate Net Contributions and Fund Transfers into any or all of the available Guaranteed Terms.

1.23     Individual       This Contract is issued to the Contract
         Account:         Holder.  However, Aetna will maintain an
                          Individual Account for the Participant to keep a
                          record of Current Value (See 1.12) and transactions.
                          These may include:

                          (a) An Employer Account: This Individual Account will
                              be credited with employer Net Contribution(s) and transferred amounts of 401(a) or 403(a) funds, attributable to employer contributions; and

                          (b) An Employee Account: This Individual Account will
                              be credited with employee Net Contribution(s), specifically amounts subject to Code Section
                              414(h) and transferred amounts of 401(a) or 403(a) funds, attributable to 414(h) contributions and any after tax contributions.

1.24     Loan Account:    For each loan taken by a Participant,
                          the loan amount transferred from the investment
                          options is credited to the Loan Account.

1.25     Loan Effective   The date on which Aetna receives a loan
         Date:            agreement in good order at its home office.

1.26     Loan Interest    The interest rate Aetna charges on a loan,
         Rate:            (see Contract Schedule I).

1.27     Market Value     An adjustment to the amount withdrawn or
         Adjustment       transferred from a GA Account Guaranteed Term
         (MVA):           prior to the end of that Guaranteed Term.  The
                          adjustment reflects the change in the value of the
                          investment due to changes in interest rates since the
                          date of deposit and is computed using the formula
                          given in 3.06. The adjustment is expressed as a
                          percentage of each dollar being withdrawn.

1.28     Matured Term     The amount payable on a GA Account Guaranteed
         Value:           Term's Maturity Date.

1.29     Matured Term     During the calendar month following a GA
         Value Transfer:  Account Maturity Date, the Participant may
                          notify Aetna's Home Office in writing to
                          transfer or withdraw all or part of the Matured
                          Term Value, plus interest at the new Guaranteed
                          Rate accrued thereon, from the GA Account
                          without an MVA.  This provision only applies to
                          the first such written request received from
                          the Participant during this period for any
                          Matured Term Value.

1.30     Maturity Date:   The last day of a GA Account Guaranteed Term.

1.31     Net              A Contribution less any applicable premium
         Contribution:    taxes.

1.32     Nonunitized      An account established by Aetna under Section
         Separate         38a-433 of the Connecticut General Statutes
         Account:         that holds assets for GA Account Terms (See
                          1.22) greater than three years. The Contract Holder or
                          Participant does not participate in the investment
                          gain or loss from the assets held in the Nonunitized
                          Separate Account. Such gain or loss is borne entirely
                          by Aetna. Assets in this account may be charged with
                          liabilities arising out of any other Aetna business.

1.33     Participant:     A person who participates in the Plan named on
                          the cover of this Contract.

1.34     Plan:            The Plan named on the cover of this Contract
                          and established under Section 401(a) or 403(a)
                          of the Code.

1.35     Reinvestment:    Aetna will mail a notice to the Participant at
                          least 18 calendar days before a Guaranteed
                          Term's Maturity Date.  This notice will contain
                          the Guaranteed Terms available during the
                          current Deposit Periods with their Guaranteed
                          Interest Rate(s) and projected Matured Term
                          Value.  If no specific direction is given by
                          the Participant prior to the Maturity Date,
                          each Matured Term Value will be reinvested in
                          the current Deposit Period for a Guaranteed
                          Term of the same duration.  If a Guaranteed
                          Term of the same duration is unavailable, each
                          Matured Term Value will automatically be
                          reinvested in the current Deposit Period for
                          the next shortest Guaranteed Term available in
                          the same classification.  If no shorter
                          Guaranteed Term is available, the next longer
                          Guaranteed Term will be used.  Aetna will mail
                          a confirmation statement to the Participant,
                          the next business day after the Maturity Date.
                          This notice will state the Guaranteed Term and
                          Guaranteed Interest Rate(s) which will apply to
                          the reinvested Matured Term Value.

1.36     Separate         An account, established by Aetna under Section
         Account:         38a-433 of the Connecticut General Statutes,
                          that buys and holds shares of the Fund(s) available
                          under this Contract. Income, gains or losses, realized
                          or unrealized are credited or charged to the Separate
                          Account without regard to other income, gains or
                          losses of Aetna. Aetna owns the assets held in the
                          Separate Account and is not a trustee of such amounts.
                          Amounts in the Separate Account are not generally
                          guaranteed and are held at market value. The assets of
                          the Separate Account, to the extent of reserves and
                          other contract liabilities of the Separate Account,
                          cannot be charged with other Aetna liabilities.

1.37     Valuation Date:  The date and time on which a Fund annuity unit value and a Fund record unit value are
                          calculated. Currently, this calculation will be determined at the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York
                          Stock Exchange is open.

1.38     Valuation        The period of time commencing at the end of one
         Period:          Valuation Date and ending at the end of the
                          next Valuation Date.

1.39     Variable         An Annuity with payments that vary with the net
         Annuity:         investment results of the Funds available
                          during the Annuity period.

II. GENERAL PROVISIONS
---------------------------------------------------------------------------

2.01     Change of        Only an authorized officer of Aetna may change
         Contract:        the terms of this Contract.  Aetna reserves the
                          right to modify this Contract to meet the requirements
                          of applicable state and federal laws or regulations.
                          Aetna will notify the Contract Holder in writing of
                          any changes.

2.01     Change of        Aetna may change the tables for determining the
         Contract         amount of Annuity benefit payments attributable
         (Cont'd):        only to Contributions accepted after the
                          effective date of change, without Contract Holder
                          consent. Such a change will not become effective
                          earlier than twelve months after (1) the effective
                          date of the Contract, or (2) the effective date of a
                          previous change. Aetna will notify the Contract Holder
                          in writing at least thirty days before the effective
                          date of the change. Aetna may not make Contract
                          changes which adversely affect the Annuity benefits
                          attributable to Contributions already made to the
                          Contract.

2.02     Change of Fund:  The assets of the Separate Account are segregated by
                          Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired. Aetna may also, from time to time, add additional Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. Aetna reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

2.03     Nonparticipating The Contract Holder, Participant, or Beneficiaries
         Contract:        will not have a right to share in the earnings of
                          Aetna.

2.04     Payments:        (a) Aetna will make distributions as directed by the
                              Contract Holder, provided the distributions are
                              made in accordance with the terms of the Plan.
                              Aetna will determine the amount of payments based
                              on the Individual Account's Current Value as of
                              the date on which a request is received in good
                              order at Aetna's Home Office. Payments will be
                              made within seven (7) calendar days of receipt of
                              a written request in good order at Aetna's Home
                              Office.

                          (b) Aetna may defer payments: (1) for a period of up
                              to six (6) months (unless not allowed by state law); and (2) as allowed by federal law.

2.05     State Laws:      This Contract complies with the laws of the
                          state in which it is delivered.  Any cash,
                          death or Annuity payments are equal to or
                          greater than the minimum required by such
                          laws.  Annuity tables for legal reserve
                          valuation shall be as required by state law.
                          Such tables may be different from Annuity
                          tables used to determine Annuity payments.

2.06     Control of       This Contract is designed to fund a Plan which
         Contract:        provides for retirement income.

                          The Contract Holder may, by written direction to
                          Aetna, allow the Participant to select the investment
                          options of the Employer and/or Employee Accounts.
                          Choices made under this Contract must be in writing or
                          in a form satisfactory to Aetna. Until receipt of such
                          choices in its Home Office, Aetna may rely on any
                          previous choices made.
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2.06     Control of       (a) Nontransferable and Nonassignable: This Contract
         Contract             and the Individual Account are nontransferable and
         (Cont'd):            nonassignable, except to Aetna in the event of a
                              loan, or pursuant to a "qualified domestic
                              relations order" as set forth under the Internal
                              Revenue Code of 1986, as it may be amended from
                              time to time.

                          (b) Distributions: A Participant may apply for a
                              distribution from his or her Employee Account or Employer Account. The distribution is subject to the terms of the Plan.

                          (c) Participant Rights/Employee Account: The
                              Participant has a nonforfeitable right to the value of his or her Employee Account pursuant to the terms of the Plan.

                          (d) Participant Rights/Employer Account: The
                              Participant has a nonforfeitable right to the value of his or her Employer Account pursuant to the terms of, and to the extent of his or her vested percentage under the Plan.

2.07     Designation of   The Participant shall designate a Beneficiary,
         Beneficiary:     in accordance with the terms of the Plan.

2.08     Misstatements    If Aetna finds the age of any payee to be
         and              misstated, the correct facts will be used to
         Adjustments:     adjust payments.

2.09     Incontest-       Aetna cannot cancel this Contract because of any error
         ability:         of fact.

2.10     Grace Period:    This Contract will remain in effect even if
                          Contributions are not continued.

III. CONTRIBUTIONS, CURRENT VALUE, AND WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

3.01     Net              The Net Contribution equals the actual Contribution
         Contribution(s): less any applicable premium tax. Generally, Aetna will deduct the premium tax when Annuity benefits are
                          purchased (See Section V). If Aetna determines that
                          under applicable state law, it must pay a premium tax
                          when the Contribution is received, or at any other
                          time, it may deduct the tax at that time. The Net
                          Contribution(s) may be allocated among the following
                          investment options:

                          (a) The Fixed Plus Account (if available); and

                          (b) The current Deposit Period(s) for Guaranteed Terms
                              under the GA Account (if available); and

                          (c) The Fund(s) in which the Separate Account invests.

3.01     Net              Aetna must be told the percentage of all Net
         Contribution(s)  Contributions to allocate to one or more of the
         (Cont'd):        investment options.  Aetna reserves the right
                          to require a minimum Contribution amount.
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                          Aetna reserves the right not to accept any
                          Contribution.

3.02     Experience       Aetna may apply experience credits under this
         Credits:         Contract.  Any such credits will be computed as
                          decided by Aetna.

3.03     Fund Record      The portion of the Net Contribution(s) applied
         Units:           to each Fund under the Separate Account will
                          determine the number of Fund record units credited to
                          the Individual Account for that Fund. This number is
                          equal to the Net Contribution applied to the Fund
                          divided by the Fund record unit value (See 3.04) for
                          the Valuation Period in which the Contribution is
                          received in good order.

3.04     Fund Record      A Fund record unit value is computed by
         Unit Value:      multiplying the net return factor (See 3.05)
                          for the current Valuation Date by the Fund record unit
                          value for the previous Valuation Date. The dollar
                          value of a Fund record unit, Separate Account assets,
                          and Variable Annuity payments may go up or down due to
                          investment gain or loss.

3.05     Fund Net         The net return factor(s) are used to compute all
         Return Factors:  Separate Account record units for any Fund. The net return factor for each Fund is equal to 1.0000000 plus
                          the net return rate.

                          The net return rate is equal to:

                          (a) The value of the shares of the Fund held by the
                              Separate Account at the end of a Valuation Period, minus

                          (b) The value of the shares of the Fund held by the
                              Separate Account at the start of the Valuation
                              Period, plus or minus

                          (c) Taxes (or reserves for taxes) on the Separate
                              Account (if any); divided by

                          (d) The total value of the Fund record units and Fund
                              annuity units of the Separate Account at the start of the Valuation Period; minus

                          (e) A Separate Account charge at an annual effective
                              rate as shown on Contract Schedule I for Annuity mortality and expense risks, asset based sales charge, if any and a daily administrative charge which will not exceed the amount shown on Contract
                              Schedule I on an annual basis. The administrative charge may be changed annually except for amounts which have been used to purchase an Annuity; minus

3.05     Fund Net         (f) A fee for the Aetna GET Fund Guarantee which is
         Return Factors       deducted daily during the Guaranteed Period. The
         (Cont'd):            fee, which is determined prior to the beginning of
                              each series' Offering Period, is as shown on
                              Contract Schedule I.

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                          A net return rate may be more or less than 0%.

                          The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.06     Market Value     (a) An MVA will be applied to any withdrawal from a GA
         Adjustment           Account Term before the Maturity Date due to:
         (MVA):

                              (1) A Fund Transfer;

                              (2) A full or partial withdrawal, except for an
                                  amount paid under ECO (See 4.01); or

                              (3) A payment of a premium for Annuity Option 1.

                          The amount of the withdrawal will be adjusted to a market value amount as described in (b).

                          (b) Market value adjusted amounts will be equal to the
                              amount withdrawn multiplied by the following ratio:

                                       x
                                      ---
                                      365
                               (1 + i)
                              -----------
                                       x
                                      ---
                                      365
                               (1 + j)

                          Where:

                                 i   is the Deposit Period Yield

                                 j   is the Current Yield

                                 x   is the number of days remaining,
                                     (computed from Wednesday of the week
                                     of withdrawal) in the Term.

                          (c) The Deposit Period Yield will be determined as
                              follows:

                              (1) At the close of the last business day of each
                                  week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Term.

3.06     Market Value         (2) The Deposit Period Yield is the average of
         Adjustment               those yields for the Deposit Period. If
         (MVA) (Cont'd):          withdrawal is made prior to the close of the
                                  Deposit Period, it is the average of those
                                  yields on each week preceding withdrawal.
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                              (3) The Current Yield is the average of the yields
                                  on the last business day of the week preceding
                                  withdrawal on the same U.S. Treasury Notes
                                  included in the Deposit Period Yield.

                              (4) In the event that no U.S. Treasury Notes which
                                  mature in the last three months of the Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in a following quarter.

                          (d) If a lump-sum distribution or Annuity Option is
                              elected six months or more after Participant's death, the Beneficiary will receive the Account
                              Value, plus or minus any MVA that would apply to any portion of the Account allocated to GAA. If a full or partial withdrawal is made within six months after Participant's death, the Beneficiary will receive the Account Value, plus any positive
                              MVA that would apply to any portion of the Account allocated to GAA. The value of the Account is determined as of the Valuation Date on which proof of death acceptable to us and a request for payment are received at our Home Office.

                          (e) After the six month period, the withdrawal or Fund
                              Transfer will be the aggregate MVA amount (i.e., including all MVAs).

                          (f) The greater of the aggregate MVA amount or the
                              applicable portion of the Current Value in the GA
                              Account is applied to amounts withdrawn from the GA Account for payment of a premium under Annuity options 2 or3.

3.07     Fund             All or any portion of the Adjusted Current
         Transfer(s):     Value of the Individual Account (subject to the
                          limitations described below) may be transferred from
                          any Fund, the Fixed Plus Account (if available) or the
                          GA Account (if available):

                          (a) To any Fund; or

                          (b) To the Fixed Plus Account (if available); or

                          (c) To any Guaranteed Term of the GA Account (if
                              available) with a different classification available in the Current Deposit Period.

                          Fund Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum Fund Transfer amount. Within a Guaranteed
                          Term classification, the amount transferred will be withdrawn from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

3.07     Fund             Amounts applied to Guaranteed Terms of the GA
         Transfer(s)      Account may not be transferred to the Funds,
         (Cont'd):        the Fixed Plus Account or to another Guaranteed
                          Term during the Deposit Period or 90 days after the
                          close of the Deposit Period except for Matured Term
                          Value(s) during the calendar month following the
                          Term's Maturity Date.
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                          Fund Transfers from Guaranteed Terms of the GA Account
                          are subject to the MVA provisions of 3.06.

                          During each rolling twelve (12) month period, up to 20% of the Fixed Plus Account value may be transferred to one or more of the Fund(s), and/or the GA Account's then-current Deposit Period. The 20% limit is reduced by any partial withdrawals, Fund Transfers or amounts taken as a loan or used to purchase an Annuity during the twelve (12) month period. Aetna reserves the right to include amounts paid under ECO, LEO and SWO provisions for purposes of applying this 20% limit.
                          This limit is waived when the balance in the Fixed
                          Plus Account is $1,000 or less on the date the Fund
                          Transfer request is received in good order at Aetna's
                          Home Office.

                          The Participant may make an unlimited number of Fund
                          Transfers during the Accumulation Period.

                          A Fund Transfer or withdrawal from an Aetna GET Fund series before the Maturity Date will be based on the GET Fund Record Unit Value for the next Valuation
                          Period following the date on which Aetna receives a transfer request in good order at its home office.

3.08     Aetna GET Fund   Aetna will specify a minimum total asset amount
         Offering         required at the end of an Offering Period to
         Period:          offer an Aetna GET Fund series.  If the minimum
                          is not achieved, Aetna reserves the right to
                          not start the Guaranteed Period.

                          If an Aetna GET Fund series is terminated, Aetna will send written notification of the termination to the Participant if he or she has made Fund Transfers or deposits to that Aetna GET Fund Series. Notice will be mailed no later than 15 calendar days after the end of the Offering Period. The Participant then has 45 days from the end of the Offering Period to redirect amounts in the terminated Aetna GET Fund series to one or more investment options available under the Contract. During this time, Funds are invested in money market instruments. If no election is made by the end of the 45-day Period, at the next Valuation
                          Period, Aetna will transfer the amount in the terminated Aetna GET Fund series to the money market fund.

                          Aetna reserves the right to specify a maximum total
                          asset amount for an Aetna GET Fund series. If the
                          maximum is achieved, Aetna also reserves the right to
                          set a date on which it will stop accepting Fund
                          Transfers or deposits for that Aetna GET Fund series.
                          Aetna will announce the date on which it will stop
                          accepting Fund Transfers and deposits ten calendar
                          days prior to that date.
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3.09     Aetna GET Fund   On the Maturity Date of each Aetna GET Fund
         Guarantee:       series, the GET Fund Record Unit Value for that
                          series will not be less than the GET Fund Record Unit
                          Value determined at the beginning of the Guaranteed
                          Period. If necessary, Aetna will transfer funds from
                          its General Account to the Aetna GET Fund series to
                          offset any shortfall in the GET Fund Record Unit
                          Value. The Aetna GET Fund Guarantee does not apply to
                          withdrawals or Transfers made before the Maturity
                          Date.

                          If Aetna GET Fund Record Units are adjusted at any time during an Aetna GET Fund Guaranteed Period, the
                          Aetna GET Fund Guarantee will be restated. The restated Aetna GET Fund Guarantee will be calculated so that it is not less than the original Aetna GET
                          Fund Guarantee for that series.

3.10     Aetna GET Fund   Prior to the Maturity Date for each Aetna GET
         Maturity Date:   Fund series, Aetna sends a written notice of
                          the date to the Participant if he or she has Current
                          Value in that series. The Participant must then inform
                          Aetna of the investment option(s) to which to transfer
                          that Current Value. If a Participant does not make an
                          election, on the Maturity Date Aetna will transfer the
                          Current Value to the then available Aetna GET Fund
                          series' Offering Period. If no Offering Period is
                          available, Aetna will transfer the Current Value to
                          the fund or funds designated by Aetna.

3.11     Loans:           If loans are included as an option under the
                          Contract (See Contract Schedule I), then the following
                          will apply.

                          During the accumulation period, loans are granted (1) as permitted under applicable law; (2) subject to the terms of the Plan; (3) subject to the terms and conditions of the loan agreement; and, (4) in accordance with the following provisions.

                          (a) Amount available for loan: The amount available
                              for loan is limited to the vested Individual
                              Account Current Value attributable to Participant
                              Contributions, plus any amounts allowed by the Plan. Amounts available from some investment options may be subject to limitations specified in the loan agreement. To obtain the loan amount requested, these limitations may require the Participant to transfer funds. A Market Value
                              Adjustment may apply to amounts transferred.

                              The minimum loan amount is defined in the loan agreement. The maximum loan amount is the lesser of:

                              (1) Fifty percent (50%) of the vested Individual
                                  Account Current Value, including any Loan
                                  Account, reduced by the amount of any
                                  outstanding loan balance on the Loan Effective
                                  Date; or

                              (2) Fifty thousand dollars ($50,000) reduced by
                                  the highest outstanding loan balance for the
                                  preceding 12 months.
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3.11     Loans (Cont'd):  The amount of all outstanding loans cannot exceed
                          $50,000.

                          (b) The Loan Interest Rate is specified on Contract
                              Schedule I.

                          (c) Earned interest: The Loan Account is credited with
                              interest at a rate which is not less than the Loan
                              Interest Rate, less 3%, on an annual basis.

                          (d) Loan repayment: Repayment is as set forth in the
                              loan agreement, or a Participant may repay a loan in full at any time.

                          (e) Amount available for partial surrender while a
                              loan is outstanding: While a loan is outstanding, the amount available for partial surrender is equal to the vested Individual Account Current
                              Value, including the Loan Account, minus 125% of the outstanding loan balance.

                          (f) Full surrenders while a loan is outstanding: If
                              the Participant requests a full surrender from the vested Individual Account Current Value while a loan is outstanding, one of the following occurs:

                              (1) If the amount of the vested Individual Account
                                  Current Value available for distribution is sufficient to repay (a) the outstanding loan balance, plus (b) any applicable Fixed Plus
                                  Account default charge, then that amount, minus the Loan Account balance, is deducted from the vested Individual Account Current
                                  Value and the loan is canceled.

                              (2) If the amount of the vested Individual Account
                                  Current Value available for distribution is not sufficient to repay (a) the outstanding loan balance, plus (b) any applicable Fixed
                                  Plus Account default charge, then the
                                  surrender amount cannot exceed the vested
                                  Individual Account Current Value, including the Loan Account, reduced by 125% of the outstanding loan balance.

                          (g) Electing an Annuity option while a loan is
                              outstanding: Before all or any portion of the vested Individual Account Current Value is applied to an Annuity option, the Participant may repay any outstanding loan balance, or the vested
                              Individual Account Current Value is adjusted as described in (f).

                          (h) Death of the Participant while a loan is
                              outstanding: If a death benefit claim is submitted for an Individual Account with an outstanding loan, the Individual Account Current Value, including the amount of the Loan Account, is reduced by the amount of the outstanding loan balance before the death benefit amount is determined.

                          (i) Loan payment default: If Aetna does not receive a
                              loan payment when due, the defaulted payment is
                              treated as follows:
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3.11     Loans (Cont'd):      (1) If the amount of the vested Individual Account
                                  Current Value available for distribution is
                                  sufficient to repay (a) the amount of the
                                  defaulted payment, plus (b) any applicable
                                  Fixed Plus Account default charge, then that
                                  amount is deducted from the vested Individual
                                  Account Current Value.

                              (2) If the amount of the vested Individual Account
                                  Current Value available for distribution is not sufficient to repay (a) the amount of the defaulted payment, plus (b) any applicable
                                  Fixed Plus Account default charge, until such time that the amount due can be distributed, the Loan Account continues to earn interest, and interest is charged on the defaulted payment. At that time, the amount due is surrendered from the vested Individual Account
                                  Current Value.

3.12     Notice to the    Each year, Aetna will notify the Participant of:
         Participant:
                          (a) The value of any amounts held in:

                              (i)   The Fixed Plus Account (if available),

                              (ii)  The GA Account (if available),

                              (iii) The Fund(s) for the Separate Account;

                          (b) The number of any fund(s) record units;

                          (c) The fund(s) record unit value(s);

                          (d) The amount available for withdrawal; and

                          (e) The Loan Account value.

                          This information will be as of a date no more than sixty (60) days before the date of the notice.

3.13     Manner and       (a) A distribution to a Participant or Beneficiary may
         Timing of            be made in a lump sum, as one of the Distribution
         Distributions:       Options described in Section IV, or as one of the
                              Annuity options in Section V. The Participant or
                              Beneficiary may elect the form of distribution
                              subject to the terms of the Plan. All
                              distributions must satisfy the minimum
                              distribution rules set forth in Code Section
                              401(a)(9).

                          (b) The distribution of benefits from the Employee and
                              Employer Accounts must generally begin no later
                              than April 1 of the calendar year following the
                              calendar year in which the Participant attains age
                              70-1/2 or retires, if later.
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3.13     Manner and           The entire value of the Individual Account must be
         Timing of            distributed, or distribution must be made over the
         Distributions        life of the Participant, the joint lives of the
         (Cont'd):            Participant and Beneficiary or over a period that
                              does not extend beyond the life expectancy of the
                              Participant or the joint life expectancies of the
                              Participant and Beneficiary.
                          (c) If the Participant does not request commencement
                              of benefits from the Employee and Employer
                              Accounts as described above, Aetna will not be
                              responsible for compliance with the Code Section
                              401(a)(9) minimum distribution requirements or for
                              any adverse tax or other consequences that may
                              result.

3.14     Withdrawal:      (a) The Participant may withdraw any portion or all of
                              an Individual Account Adjusted Current Value and
                              transfer such amount to another investment
                              provider under the Plan. The withdrawal and
                              transfer request must be permitted under the terms
                              of the Plan and submitted in writing to Aetna.

                          (b) Unless the Participant specifies otherwise,
                              partial withdrawals are satisfied by withdrawing amounts on a pro rata basis from each of the investment options in which the Individual Account is invested.

                          (c) When amounts are withdrawn from the GA Account,
                              amounts in Short-Term and Long-Term
                              Classifications are treated as separate investment options and amounts are taken on a pro rata basis.
                              Within a Classification, amounts will be withdrawn starting with the Term still in effect with the oldest Deposit Period.

                          (d) Any amount withdrawn from the Fixed Plus Account
                              will be subject to the limitations in 3.15 and 3.16.

3.15     Partial          The amount eligible for partial withdrawal is
         Withdrawal       20% of the Current Value of the amount held in
         from the         the Fixed Plus Account on the day Aetna's Home
         Fixed Plus       Office receives a written request, reduced by
         Account:         any previous Fund Transfer, partial withdrawal
                          or amounts taken as a loan or used to purchase Annuity
                          benefits during the prior 12 months. Aetna reserves
                          the right to include amounts paid under ECO, LEO and
                          SWO for purposes of applying this 20% limit. However,
                          SWO and LEO are unavailable if a Fixed Plus Account
                          Transfer or withdrawal is requested within the current
                          12 month Period.

                          The 20% limit applicable to partial withdrawals from
                          the Fixed Plus Account will be waived under certain
                          conditions and will apply when the partial withdrawal
                          is made on a pro rata basis from all options used
                          under the Participant's Individual Account. (See
                          Contract Schedule I).
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3.16     Payment of       When Aetna receives a full withdrawal request,
         Fixed Plus       no additional partial withdrawals or Fund
         Account Full     Transfers from the Fixed Plus Account are
         Withdrawal:      permitted during the payout period.  If a full
                          withdrawal is requested, Aetna will pay any Current
                          Value from the Fixed Plus Account in five payments as
                          follows:

                          (a) One-fifth of the Current Value on the day the
                              request is received in good order at Aetna's Home
                              Office, reduced by any amount from the Fixed Plus
                              Account that was transferred, withdrawn or used for a loan or to purchase Annuity benefits during the prior 12 months;

                          (b) One-fourth of the remaining Current Value 12
                              months later;

                          (c) One-third of the remaining Current Value 12 months
                              later;

                          (d) One-half of the remaining Current Value 12 months
                              later; and

                          (e) The balance of the Current Value 12 months later.

                          The Fixed Plus Account full withdrawal payment provision will be waived when a withdrawal is:

                          (a) Due to the Participant's death before Annuity
                              benefit payments begin;

                          (b) Used to purchase Annuity benefits;

                          (c) When the amount in the Fixed Plus Account is
                              $3,500 or less and no amount has been withdrawn, transferred, taken as a loan or used to purchase
                              Annuity benefits during the previous 12 months;

                          (d) Due to hardship when the following conditions are
                              met:


                              (1) the withdrawal is due to an employer certified
                                  hardship;

                              (2) the amount withdrawn is paid directly to the
                                  Participant.

                          (e) Due to separation from service provided that:


                              (1) the withdrawal is due to the Participant's
                                  separation from service with the employer;

                              (2) the employer certifies that the Participant
                                  has separated from service;and

                              (3) the amount withdrawn is paid directly to the
                                  Participant.

                          Any full withdrawal from the Fixed Plus Account may be cancelled at any time before the end of the payment period.


3.17     Amount Payable   Aetna will pay any portion of the Individual
         at Death         Account Current Value, to the Beneficiary when:
         (Before
         Annuity          (a) The Participant dies before Annuity payments
         Payments             start; and
         Start):
                          (b) The certified copy of the death certificate is
                              received by Aetna; and

                          (c) A completed and signed election form is submitted
                              to the Home Office. The Beneficiary must be
                              eligible for a distribution under the terms of the
                              Plan.
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3.17     Amount Payable   The amount payable will be the Current Value of the
         at Death         Individual Account plus aggregate positive MVA, as
         (Before          applicable, on the date the notice of death and the
         Annuity          request for payment are received in good order at
         Payments         Aetna's Home Office.
         Start)(Cont'd):
                          If the Participant dies before distributions begin in
                          accordance with the provisions of Code Section
                          401(a)(9), the entire value of the Account must be
                          distributed by December 31 of the calendar year
                          containing the fifth anniversary of the date of the
                          Participant's death. Alternatively, if the Participant
                          has a designated Beneficiary, payments may be made
                          over the life of the Beneficiary or over a period not
                          extending beyond the life expectancy of the
                          Beneficiary provided distribution to a non-spouse
                          Beneficiary begins by December 31 of the calendar year
                          following the calendar year of the Participant's
                          death. For a spousal Beneficiary, such payments must
                          begin by the later of December 31 of the calendar year
                          of the Participant's death or December 31 of the
                          calendar year in which the Participant would have
                          attained age 70-1/2.

                          If the Participant dies after distributions begin in accordance with the provisions of Code Section
                          401(a)(9), payments to the Beneficiary must be made at least as rapidly as the method of distribution in effect at the time of the Participant's death. If the minimum distribution requirements have been met by partial withdrawals based on the Participant's life expectancy or the joint life expectancies of the Participant and Beneficiary, death benefit payments to the Beneficiary must also satisfy any additional requirements of Code Section 401(a)(9).

                          Amounts in the GA Account will be payable as described in Section 3.06(d).

3.18     Reinstatement:   All or a portion of the proceeds of a full withdrawal
                          of an Individual Account may be reinvested within 30
                          days after the surrender if allowed by law. Any Market
                          Value Adjustment deducted from GA Account withdrawals
                          will not be included in the reinstatement. Amounts
                          will be reinstated among the Fixed Plus Account, GA
                          Account, and the Fund(s) in the same proportion as
                          they were at the time of withdrawal. Any amount
                          reinstated to the GA Account will be credited to the
                          current Deposit Period. The number of record units
                          reinstated will be based on the record unit value(s)
                          next computed after receipt at Aetna's Home Office of
                          the reinstatement request and the amount to be
                          reinvested.

                          Amounts attributable to an Aetna GET Fund series will be reinstated to the current Offering Period of the Aetna GET Fund series. If no Aetna GET Fund series
                          Offering Period is available, amounts withdrawn from the Aetna GET Fund series will be allocated, pro rata, among all other investment options in which the Individual Account is invested.

                          A Reinstatement is permitted only once.

IV.      NON-ANNUITY DISTRIBUTION OPTIONS
--------------------------------------------------------------------------------
4.01     Distribution     Distribution Options: ECO, LEO and SWO are
         Options:         distribution options under which a portion of
                          the Individual Account Current Value will
                          automatically be surrendered and distributed each
                          calendar year. The distributed amount is withdrawn pro
                          rata from each investment option under the Individual
                          Account. The distributions will be made in accordance
                          with terms of the Plan.

                          Market Value Adjustment: A Market Value Adjustment will not be applied to any portion of the Current
                          Value which is paid under ECO.

                          Minimum Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of a distribution option. If after election of the option the Current Value is insufficient to make a scheduled payment, Aetna will distribute the entire
                          Individual Account balance.

                          Reservations of Rights: Aetna reserves the right to change the terms of ECO, LEO or SWO for future elections, to discontinue the availability of these options after proper notification, or to make other distribution options available as allowed by the state in which this Contract is delivered. Aetna also reserves the right to allow ECO and LEO payments to be made more frequently than annually.

                          Election and Revocation: The Participant or
                          Beneficiary may elect a distribution option by submitting a completed and signed election form to Aetna's Home Office. However, the elected distribution option must be in accordance with the terms of the Plan.

                          Once elected, the Participant or Beneficiary may revoke the option by submitting a written request to Aetna's Home Office. Any revocation will apply only to amounts not yet paid.

                          Availability of ECO, LEO and SWO: The Participant may elect any one of the following three distribution options, if they are available as an option under the Contract (See Contract Schedule I) and the election is in accordance with the terms of the Plan. The
                          Beneficiary may elect either ECO or SWO, if they are available as an option under the Contract (See
                          Contract Schedule I) and the election is in accordance with the terms of the Plan.

                          An individual who has revoked ECO, LEO or SWO may not subsequently elect that option again, nor may the individual elect another withdrawal option unless permitted under the Code minimum distribution rules.

                          LEO and SWO are not available if there is an outstanding loan under the Individual Account, or if a Fixed Plus Account transfer or surrender has occurred within the prior 12 month period. Payments will cease if a loan is granted while LEO or SWO is in effect.

4.01     Distribution     If LEO is in effect and the Participant dies,
         Options          or if ECO or SWO is in effect and the
         (Cont'd):        Participant dies before the required beginning
                          date for minimum distributions, payments will cease. A
                          Beneficiary may elect ECO or SWO provided the election
                          satisfies the Code minimum distribution rules.

                          If ECO or SWO is in effect and the Participant dies after the required beginning date for minimum distributions, payments will continue as permitted under the Code minimum distribution rules, unless revoked.

4.02     Estate           Amount of Distribution: Each year that ECO is
         Conservation     in effect, Aetna will calculate and distribute
         Option (ECO):    an amount equal to the minimum required
                          distribution under the Code. The annual distribution
                          will be determined by dividing the Individual Account
                          Current Value as of December 31 of the year prior to
                          the year for which payment is to be made by a life
                          expectancy factor based on expected return multiples
                          in Table V and VI of Section 1.72-9 of the Income Tax
                          Regulations.

                          The Participant may elect either the single or joint life expectancy factor. If the joint life expectancy factor is elected, the second life must be the Beneficiary under the Plan. If the Beneficiary selects
                          ECO after the Participant's death, only a single life expectancy factor may be used. The life expectancy or joint life expectancy factor will be recalculated each year in accordance with the rules under Code Section
                          401(a)(9).

                          Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Participant attains age 70-1/2 or retires, if later.
                          If a Beneficiary elects ECO, the earliest date is the date of the Participant's death. Subsequent distribution will be made annually on such date as Aetna may designate or allow.

4.03     Life             Amount of Distribution: Each year that LEO is
         Expectancy       in effect, Aetna will calculate and distribute
         Option (LEO):    an amount determined by dividing the Individual
                          Account Current Value as of December 31 of the year
                          prior to the year for which payment is to be made by a
                          life expectancy factor based on expected return
                          multiples in Table V and VI of Section 1.72-9 of the
                          Income Tax Regulations. Payments will be made each
                          year until the year the Participant attains age
                          70-1/2, or until the Participant dies, if earlier.

                          The Participant may elect either the single or joint life expectancy factor. If the joint life expectancy factor is elected, the second life must be the Beneficiary under the Plan. The life expectancy or joint life expectancy factor will be recalculated each year in accordance with the rules under Code Section
                          401(a)(9), or reduced by one for each calendar year which has elapsed since the life expectancy was first calculated, as elected by the Participant.

4.03     Life             Date of Distribution: The Participant shall specify
         Expectancy       the initial distribution date. The earliest date is
         Option (LEO)     the date on which the Participant separates from
         (Cont'd):        service with the employer. Subsequent distribution
                          will be made annually on such date as Aetna may
                          designate or allow.

4.04     Systematic       Amount of Distribution: The Participant may elect one
         Withdrawal       of the three payment methods described below.
         Option (SWO):
                          (1) Specified Payment: Payments of a designated dollar
                              amount. The annual amount may not be greater than
                              the percentage of the Current Value at time of
                              election as shown in Contract Schedule I. This
                              annual dollar amount will remain constant, unless
                              a higher amount is required under Code minimum
                              distribution rules. At its discretion, Aetna may
                              require a minimum initial payment amount; or

                          (2) Specified Period: Payments which are made over a
                              period of time which must be at least the minimum number of years shown in Contract Schedule I. The annual amount paid each year is calculated by dividing the Current Value as of December 31 of the prior year by the number of payment years remaining; or

                          (3) Specified Percentage: Payment of a designated
                              percentage which cannot be greater than the percentage of the Current Value at the time of election as shown in Contract Schedule I. The percentage may be changed by written request.
                              Aetna reserves the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Current
                              Value as of December 31 of the year prior to the payment by the designated percentage. Payments will be made each year until the year the Participant attains age 70-1/2.

                          Minimum Distribution Requirements: If distributions are made under SWO after payments are required to begin under the minimum distribution requirements of Code Section 401(a)(9), the amount distributed in any year will be increased if required under the Code minimum distribution rules.

4.04     Systematic       For this purpose, the minimum required distribution
         Withdrawal       will be determined each year by dividing the
         Option (SWO)     Individual Account Current Value as of December 31 of
         (Cont'd):        the year prior to the year for which payment is to be
                          made by a life expectancy factor, which for the
                          initial distribution year shall be based on either the
                          single life expectancy factor or joint life expectancy
                          factor in Table V or VI of Section 1.72-9 of the
                          Income Tax Regulations, as elected by the Participant.
                          If the joint life expectancy factor is elected, the
                          second life must be the Beneficiary under the Plan. If
                          a Beneficiary elects SWO after the Participant's
                          death, only a single life expectancy factor may be
                          used. Minimum distributions for any subsequent year
                          will be calculated based on such life expectancy
                          factor reduced by one for each calendar year which has
                          elapsed since the life expectancy was first
                          calculated. If the specified period method is elected,
                          the maximum specified period will be limited by the
                          single life expectancy factor or joint life expectancy
                          factor in Table V or VI of Section 1.72-9 of the
                          Income Tax Regulations, as elected by the Participant.
                          If elected by a Beneficiary, only a single life
                          expectancy may be used.

                          Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the date on which the Participant attains age 59-1/2 or age 55, if separated from service with the employer at or after age 55. If a Beneficiary elects SWO, the earliest date is the date of the Participant's death.

                          SWO payments will be made on a monthly, quarterly, semi-annual or annual basis, as elected by the Participant or Beneficiary. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each calendar year. Subsequent distribution will be made periodically on such date as Aetna may designate or allow.

V. ANNUITY PROVISIONS
---------------------------------------------------------------------------

5.01     General          (a) Upon the Participant's total disability,
         Provisions:          acceptance of retirement or separation from
                              service, the Participant has the right to elect an
                              Annuity option. The Participant must transfer any
                              portion of the Current Value held in an Aetna GET
                              Fund series to another investment option before an
                              Annuity option is elected.


                          (b) The Participant may elect an Annuity option by
                              telling Aetna to pay all or any portion of the Individual Account(s) Current Value (minus any applicable premium tax if not previously deducted) as a premium for an Annuity under Option 1, 2, or 3 (See 5.02).

                          (c) A completed and signed election form must be
                              submitted to the Home Office. Participant must be eligible for a distribution under the terms of the Plan and the Annuity option chosen must be permitted under the terms of the Plan.

5.01     General          (d) Any election of an Annuity option must comply with
         Provisions           the minimum distribution requirements of Code
         (Cont'd):            Section 401(a)(9), including the incidental death
                              benefit rule, and the regulations thereunder. This
                              restriction does not apply if Option 3 is chosen
                              and the second Annuitant is the spouse of the
                              Participant.

                          (e) Once elected, an Annuity option may not be
                              revoked, except for Option 1 when elected on a variable basis.

5.02     Annuity          Option 1 - Payments for a Stated Period of Time
         Options:         - An Annuity will be paid for the number of
                          years chosen (See Contract Schedule II). If payments
                          for this option are made under a variable Annuity, the
                          present value of any remaining payments may be
                          withdrawn at any time.

                          Option 2 - Life Income based on the life of the Annuitant. Payments will be made until the death of the Annuitant. When this option is chosen, a choice of the following must be made:

                          (a) Payments cease at the death of the Annuitant;

                          (b) Payments may be guaranteed for 5-30 years; or

                          (c) Payments may be guaranteed for the amount applied
                              to the Annuity option. If the Annuitant dies prior to the payment of the amount applied to the Annuity option (less any premium tax), any remaining balance will be paid in one sum to the Beneficiary. This option is only available on a fixed basis.

                          Option 3 - Life Income based upon the lives of two
                          Annuitants. An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice of the following must be made:

                          (a) 100% of the payment to continue after the first
                              death;

                          (b) 66-2/3% of the payment to continue after the first
                              death;

                          (c) 50% of the payment to continue after the first
                              death;

                          (d) 100% of the payment to continue after the first
                              death with a guarantee of 5-30 years;

                          (e) 100% of the payment to continue at the death of
                              the second Annuitant and 50% of the payment to continue at the death of the Annuitant; or

                          (f) 100% of the payment to continue after the first
                              death. Payments are guaranteed for the amount applied to the Annuity option. If both Annuitants die prior to the total payment of the amount applied to the Annuity option (less any premium tax), any remaining balance will be paid in one sum to the Beneficiary. This option is only available on a fixed basis.

5.02     Annuity          If a fixed Annuity option is chosen under
         Options          Option 1, Option 2 (a) or (b) or Option 3 (a)
         (Cont'd):        or (d), then the Participant may elect a
                          payment increase of 1, 2 or 3%, compounded annually.
                          An election of such a payment increase will result in
                          an adjustment of the policy guarantees by an
                          actuarially equivalent payment factor.

                          Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

                          5.03 Payments: (a) Upon written direction from the
                              Contract Holder, Aetna will pay Annuity benefits directly to the Participant and as payor, Aetna will be responsible for withholding any applicable federal or state taxes and reporting such sums and filing any related forms with the Internal Revenue
                              Service and/or to any applicable state taxing authorities.

                          (b) Generally, the first Annuity payment must be made
                              by April 1 of the calendar year following the year in which the Participant turns age 70-1/2 or retires, if later.

                          (c) Payments will be made on a monthly basis unless
                              the Participant requests otherwise. If payments are made on a quarterly, semi-annual or annual basis, Aetna will calculate an actuarially equivalent payment factor.

                          (d) No choice of any Annuity option may be made if the
                              first payment would be less than $50 per month or if the total payments in a year would be less than $250.

                          (e) For purposes of calculating the guaranteed first
                              payment of a variable Annuity or the payments for a fixed Annuity, the Annuitant's and second
                              Annuitant's adjusted age will be used.

                              The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1992 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                          (f) If a Fixed Annuity under Option 1, 2 or 3 is
                              elected, Aetna will use the applicable current settlement option rates if these will provide higher fixed Annuity payments.

5.04     Investment       (a) When an Annuity option is chosen the Participant
         Option:              must designate whether the Annuity will be fixed
                              or variable and whether the underlying investment
                              will be:

                              (1) The General Account;

                              (2) One or more of the available Fund(s) ; or

                              (3) A combination of (1) and (2).

                          If a fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects at least the Minimum Guaranteed Interest Rate (See Contract
                          Schedule II), but may reflect a higher
                          interest rate.

                          If a variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the Assumed
                          Annual Net Return Rate elected (See Contract Schedule
                          II). The Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a variable Annuity. The
                          Separate Account must earn this rate plus enough to cover the mortality and expense risk charges (which may include profit) (at the annual rate shown on Contract Schedule II) and a daily administrative charge if future variable Annuity payments are to remain level.

5.05     Fund Annuity     The number of Fund(s) annuity units is based on
         Units:           the amount of the first variable Annuity
                          payment which is equal to:

                          (a) The portion of the Current Value (minus any
                              premium tax) applied to pay a variable Annuity;
                              divided by (b) 1,000; multiplied by (c) the payment rate for the option chosen.

                          Such amount, or portion, of the variable payment will be divided by the appropriate Fund(s) Annuity unit value (See 5.06) on the tenth Valuation Date before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund
                          Annuity unit value multiplied by the appropriate number of Units. The Fund Annuity unit value on the tenth Valuation Date prior to the due date of the payment is used.

5.06     Fund Annuity     For any Valuation Date, a Fund(s) Annuity unit
         Unit Value:      value is equal to:

                          (a) The value for the previous Valuation Date;
                              multiplied by

                          (b) The Annuity net return factor(s) (See 5.07) for
                              the Period; multiplied by

                          (c) A factor to reflect the assumed annual net return
                              rate. (See Contract Schedule II).

                          The dollar value of a Fund Annuity unit and Annuity payments may go up or down due to investment gain or loss. Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

5.07     Fund Annuity     The Annuity net return factor(s) are used to
         Net Return       compute all Separate Account Annuity payments
         Factor:          for any Fund.

                          The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                          The net return rate is equal to:

                          (a) The value of the shares of the Fund held by the
                              Separate Account at the end of a Valuation Period, minus

                          (b) The value of the shares of the Fund held by the
                              Separate Account at the start of the Valuation
                              Period, plus or minus

                          (c) Taxes (or reserves for taxes) on the Separate
                              Account (if any); divided by

                          (d) The total value of the Fund(s) record units and
                              Fund(s) Annuity units of the Separate Account at the start of the Valuation Period; minus

                          (e) A daily charge for Annuity mortality and expense
                              risks, which may include a profit, (at the annual rate as shown on Contract Schedule II), and a daily administrative charge.

                          A net return rate may be more or less than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

5.08     Fund Transfers   At the request of the Contract Holder or the
         During the       Participant if the Contract Holder has directed
         Annuity Period:  Aetna to accept such a request from the
                          Participant, all or any portion of the Current Value
                          may be transferred from any variable Fund to any other
                          allowable Fund. Aetna reserves the right to allow no
                          more than four Funds to be selected at any one time.
                          Fund Transfers will be processed as of the Valuation
                          Date next following when a transfer request is
                          received in good order at Aetna's Home Office. The
                          maximum number of allowable transfers (during the
                          Annuity period) in a calendar year is shown on
                          Contract Schedule II.

                          Fund Transfer requests must be expressed as a percentage of each Fund's allocation to the Annuity payment. Aetna may establish a minimum transfer amount.

5.09     Death Benefit:   Upon the death of the Annuitant(s), any
                          remaining guaranteed payments will continue to
                          the Beneficiary unless the Beneficiary elects
                          to receive the present value of any remaining
                          guaranteed payments in a lump sum.  Such
                          payments will be paid at least as rapidly as
                          under the method of distribution then in
                          effect.  If the Beneficiary dies while
                          receiving payments, the present value of any
                          remaining guaranteed payments will be paid in
                          one sum to the Beneficiary's estate.

5.09     Death Benefit    The interest rate used to determine the first
         (Cont'd):        Annuity payment will be used to calculate the
                          present value. The present value will be determined as
                          of the Valuation Period in which proof of death
                          acceptable to Aetna and a request for payment is
                          received at Aetna's Home Office.

                                    OPTION 1

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

-------------------------- ------------------------ ----------------------- ------------------------
                                   Monthly                                          Monthly
          Years                    Payment                  Years                   Payment
-------------------------- ------------------------ ----------------------- ------------------------
            5                     17.91                       18                    5.96
            6                     15.14                       19                    5.73
            7                     13.16                       20                    5.51
            8                     11.68                       21                    5.32
            9                     10.53                       22                    5.15
           10                      9.61                       23                    4.99
           11                      8.86                       24                    4.84
           12                      8.24                       25                    4.71
           13                      7.71                       26                    4.59
           14                      7.26                       27                    4.47
           15                      6.87                       28                    4.37
           16                      6.53                       29                    4.27
           17                      6.23                       30                    4.18
-------------------------- ------------------------ ----------------------- ------------------------

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%

-------------------------- ------------------------ ----------------------- ------------------------
                                   Monthly                                          Monthly
          Years                    Payment                  Years                   Payment
-------------------------- ------------------------ ----------------------- ------------------------
            5                     18.12                       18                    6.20
            6                     15.35                       19                    5.97
            7                     13.38                       20                    5.75
            8                     11.90                       21                    5.56
            9                     10.75                       22                    5.39
           10                      9.83                       23                    5.24
           11                      9.09                       24                    5.09
           12                      8.46                       25                    4.96
           13                      7.94                       26                    4.84
           14                      7.49                       27                    4.73
           15                      7.10                       28                    4.63
           16                      6.76                       29                    4.53
           17                      6.47                       30                    4.45
-------------------------- ------------------------ ----------------------- ------------------------

                                    OPTION 1

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

-------------------------- ------------------------ ----------------------- ------------------------
                                   Monthly                                          Monthly
          Years                    Payment                  Years                   Payment
-------------------------- ------------------------ ----------------------- ------------------------
            5                       18.74                     18                     6.94
            6                       15.99                     19                     6.71
            7                       14.02                     20                     6.51
            8                       12.56                     21                     6.33
            9                       11.42                     22                     6.17
           10                       10.51                     23                     6.02
           11                        9.77                     24                     5.88
           12                        9.16                     25                     5.76
           13                        8.64                     26                     5.65
           14                        8.20                     27                     5.54
           15                        7.82                     28                     5.45
           16                        7.49                     29                     5.36
           17                        7.20                     30                     5.28
-------------------------- ------------------------ ----------------------- ------------------------

                                    OPTION 2

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Years

------------------- --------------- --------------- -------------- --------------- --------------- ---------------
   Adjusted
    Age of               None             5              10              15              20           Cash
  Annuitant                                                                                          Refund
------------------- --------------- --------------- -------------- --------------- --------------- ---------------
        50            $ 4.05          $ 4.05          $ 4.03         $ 3.99           $ 3.93          $ 3.89
        51              4.12            4.11            4.09           4.05             3.99            3.94
        52              4.19            4.19            4.16           4.11             4.04            4.00
        53              4.27            4.26            4.23           4.18             4.10            4.06
        54              4.35            4.34            4.31           4.25             4.16            4.12

        55              4.44            4.42            4.39           4.32             4.22            4.19
        56              4.53            4.51            4.47           4.40             4.29            4.26
        57              4.62            4.61            4.56           4.48             4.35            4.33
        58              4.72            4.71            4.65           4.56             4.42            4.41
        59              4.83            4.81            4.75           4.64             4.49            4.49

        60              4.95            4.93            4.86           4.73             4.55            4.57
        61              5.07            5.05            4.97           4.83             4.62            4.66
        62              5.20            5.17            5.08           4.92             4.69            4.76
        63              5.34            5.31            5.20           5.02             4.76            4.85
        64              5.49            5.45            5.33           5.12             4.83            4.96

        65              5.65            5.61            5.47           5.22             4.89            5.06
        66              5.82            5.77            5.61           5.33             4.96            5.18
        67              6.01            5.94            5.75           5.44             5.02            5.30
        68              6.20            6.13            5.91           5.54             5.08            5.42
        69              6.41            6.33            6.07           5.65             5.14            5.56

        70              6.64            6.54            6.23           5.76             5.19            5.70
        71              6.88            6.76            6.41           5.86             5.24            5.84
        72              7.14            7.00            6.59           5.97             5.28            6.00
        73              7.43            7.26            6.77           6.06             5.32            6.16
        74              7.73            7.53            6.96           6.16             5.35            6.33

        75              8.06            7.82            7.14           6.25             5.38            6.51
------------------- --------------- --------------- -------------- --------------- --------------- ---------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Years

------------------- --------------- --------------- -------------- --------------- ---------------
     Adjusted
 Age of Annuitant        None             5              10              15              20
------------------- --------------- --------------- -------------- --------------- ---------------
        50             $ 4.34          $ 4.34          $ 4.31         $ 4.27          $ 4.22
        51               4.41            4.40            4.38           4.33            4.27
        52               4.48            4.47            4.45           4.40            4.32
        53               4.56            4.55            4.52           4.46            4.38
        54               4.64            4.63            4.59           4.53            4.44

        55               4.72            4.71            4.67           4.60            4.50
        56               4.81            4.80            4.75           4.67            4.56
        57               4.91            4.89            4.84           4.75            4.62
        58               5.01            4.99            4.93           4.83            4.69
        59               5.12            5.10            5.03           4.92            4.75

        60               5.23            5.21            5.13           5.00            4.82
        61               5.36            5.33            5.24           5.09            4.88
        62               5.49            5.45            5.35           5.19            4.95
        63               5.63            5.59            5.47           5.28            5.02
        64               5.78            5.73            5.60           5.38            5.08

        65               5.94            5.89            5.73           5.48            5.15
        66               6.11            6.05            5.87           5.58            5.21
        67               6.29            6.22            6.02           5.69            5.27
        68               6.49            6.41            6.17           5.79            5.33
        69               6.70            6.60            6.33           5.90            5.38

        70               6.92            6.81            6.49           6.00            5.43
        71               7.17            7.04            6.66           6.10            5.48
        72               7.43            7.27            6.84           6.20            5.52
        73               7.71            7.53            7.02           6.30            5.55
        74               8.02            7.80            7.20           6.39            5.59

        75               8.35            8.08            7.38           6.48            5.62
------------------- --------------- --------------- -------------- --------------- ---------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Years

------------------- --------------- --------------- -------------- --------------- ---------------
     Adjusted
 Age of Annuitant        None             5              10              15              20
------------------- --------------- --------------- -------------- --------------- ---------------
        50             $ 5.26          $ 5.25          $ 5.22         $ 5.17          $ 5.11
        51               5.33            5.32            5.28           5.23            5.15
        52               5.40            5.38            5.34           5.29            5.20
        53               5.47            5.45            5.41           5.35            5.26
        54               5.54            5.53            5.48           5.41            5.31

        55               5.63            5.61            5.56           5.47            5.36
        56               5.71            5.69            5.63           5.54            5.42
        57               5.80            5.78            5.72           5.61            5.47
        58               5.90            5.88            5.81           5.69            5.53
        59               6.01            5.98            5.90           5.77            5.59

        60               6.12            6.09            6.00           5.85            5.65
        61               6.24            6.21            6.10           5.93            5.71
        62               6.37            6.33            6.21           6.02            5.77
        63               6.51            6.46            6.33           6.11            5.83
        64               6.66            6.60            6.45           6.20            5.89

        65               6.82            6.75            6.57           6.30            5.95
        66               6.99            6.91            6.71           6.39            6.01
        67               7.17            7.08            6.85           6.49            6.06
        68               7.36            7.27            6.99           6.59            6.12
        69               7.57            7.46            7.15           6.69            6.17

        70               7.80            7.67            7.30           6.78            6.21
        71               8.05            7.89            7.47           6.88            6.25
        72               8.31            8.13            7.64           6.97            6.29
        73               8.59            8.38            7.81           7.06            6.33
        74               8.90            8.64            7.99           7.15            6.36

        75               9.23            8.93            8.16           7.23            6.38
------------------- --------------- --------------- -------------- --------------- ---------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

-------------------------------- -------------- ------------ -------------- -------------- --------------- ----------------
          Adjusted Ages
--------------------------------                                               Option 3d
                    Second                                                     10 Years
    Annuitant      Annuitant        Option 3a     Option 3b     Option 3c     Guaranteed     Option 3e        Option 3f
--------------- ---------------- -------------- ------------ -------------- -------------- --------------- ----------------
       55             50            $ 3.69         $ 4.05       $ 4.27         $ 3.69         $ 4.03          $ 3.69
       55             55              3.88           4.25         4.47           3.87           4.14            3.87
       55             60              3.99           4.44         4.71           3.98           4.20            3.98

       60             55              3.99           4.44         4.71           3.98           4.42            3.98
       60             60              4.24           4.71         4.99           4.23           4.57            4.23
       60             65              4.38           4.97         5.32           4.38           4.65            4.38

       65             60              4.38           4.97         5.32           4.38           4.93            4.38
       65             65              4.72           5.33         5.70           4.71           5.14            4.72
       65             70              4.93           5.68         6.15           4.91           5.27            4.91

       70             65              4.93           5.68         6.15           4.91           5.66            4.91
       70             70              5.40           6.21         6.70           5.36           5.96            5.38
       70             75              5.69           6.68         7.32           5.62           6.13            5.66

       75             70              5.69           6.68         7.32           5.62           6.67            5.66
       75             75              6.37           7.45         8.15           6.23           7.12            6.33
       75             80              6.78           8.11         8.99           6.54           7.36            6.71
--------------- ---------------- -------------- ------------ -------------- -------------- --------------- ----------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
          Adjusted Ages
-----------------------------------                                                      Option 3d
                       Second                                                            10 Years
    Annuitant         Annuitant        Option 3a       Option 3b        Option 3c       Guaranteed       Option 3e
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       55                50             $ 3.97           $ 4.35          $ 4.56           $ 3.97           $ 4.31
       55                55               4.16             4.54            4.76             4.15             4.42
       55                60               4.27             4.73            5.00             4.26             4.48

       60                55               4.27             4.73            5.00             4.26             4.70
       60                60               4.51             4.99            5.27             4.50             4.84
       60                65               4.66             5.25            5.61             4.65             4.93

       65                60               4.66             5.25            5.61             4.65             5.22
       65                65               4.99             5.61            5.99             4.98             5.42
       65                70               5.19             5.97            6.44             5.17             5.54

       70                65               5.19             5.97            6.44             5.17             5.93
       70                70               5.67             6.49            6.99             5.62             6.23
       70                75               5.95             6.96            7.61             5.87             6.40

       75                70               5.95             6.96            7.61             5.87             6.95
       75                75               6.64             7.73            8.43             6.48             7.40
       75                80               7.04             8.39            9.29             6.79             7.64
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
          Adjusted Ages
-----------------------------------                                                      Option 3d
                       Second                                                            10 Years
    Annuitant         Annuitant        Option 3a       Option 3b        Option 3c       Guaranteed       Option 3e
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       55                50             $ 4.88           $ 5.26          $ 5.48           $ 4.88           $ 5.23
       55                55               5.04             5.44            5.66             5.04             5.32
       55                60               5.15             5.63            5.91             5.14             5.38

       60                55               5.15             5.63            5.91             5.14             5.59
       60                60               5.37             5.87            6.16             5.37             5.72
       60                65               5.52             6.14            6.51             5.51             5.80

       65                60               5.52             6.14            6.51             5.51             6.10
       65                65               5.83             6.49            6.87             5.82             6.29
       65                70               6.04             6.84            7.34             6.00             6.41

       70                65               6.04             6.84            7.34             6.00             6.81
       70                70               6.49             7.35            7.87             6.44             7.08
       70                75               6.77             7.84            8.51             6.68             7.25

       75                70               6.77             7.84            8.51             6.68             7.81
       75                75               7.45             8.60            9.33             7.27             8.25
       75                80               7.86             9.28           10.20             7.57             8.49
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

--------------------------------------------------------------------------------
                                  [Aetna logo]

                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 525-4225


                     Individual Combination Annuity Contract
                                Nonparticipating
--------------------------------------------------------------------------------

ALL PAYMENTS AND VALUES PROVIDED BY THIS ANNUITY CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

I-CDA-98(ORP)